UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) July 25, 2006

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	FD Disclosure.

Cendant intends to post in the “Investor Center” section of its website at www.cendant.com additional supplemental information related to Avis Budget Car Rental, LLC and its subsidiaries, the companies that make up Cendant's vehicle rental business. The information includes estimated financial information of Avis Budget Car Rental and its subsidiaries for the remainder of 2006. The vehicle rental business will continue to be owned by Cendant following the completion of the separation of Cendant into four separate companies.

Item 8.01	Regulation Other Events.

In connection with Cendant’s previously announced proposed sale of its travel distribution services subsidiary, Travelport, Cendant’s Travelport business will be classified as “Held for Sale” under generally accepted accounting principles (“GAAP”) within Cendant’s balance sheet for second quarter 2006. Additionally, the Travelport business will be classified as Discontinued Operations within Cendant’s income statements. In connection with classifying Travelport as “Held for Sale, ” Cendant expects to record a non-cash impairment charge under GAAP in an amount estimated to be in excess of $1 billion during second quarter 2006. The charge is expected to result from the difference between the sale price for Travelport of $4.3 billion (which is subject to certain adjustments) pursuant to the definitive sale agreement, and the historical carrying value of the Travelport net assets. Cendant is still in the process of calculating the impairment; therefore, the estimated charge provided above is subject to change as the carrying value of the Travelport assets and liabilities is still being evaluated. Furthermore, Cendant may incur an additional loss upon the completion of a sale of Travelport in connection with certain transaction-specific costs that Cendant may not recognize until the sale is consummated.

Certain statements in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Cendant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Cendant cannot provide any assurances that the separation or any of the proposed transactions related thereto (including the proposed sale of the Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. These transactions are subject to certain conditions precedent.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to risks inherent in the contemplated separation and related transactions (including the proposed sale of Travelport). In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's 10-K for the year ended December 31, 2005 and Cendant’s Form 10-Q for the three months ended March 31, 2006, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Virginia M. Wilson
Virginia M. Wilson Executive Vice President and Chief Accounting Officer

Date: July 25, 2006